UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 7, 2011
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
     The annual meeting of shareholders (the “Annual Meeting”) of Stewart Enterprises, Inc. (the “Company”) was held on April 7, 2011. As of the record date, the Company had 87,844,593 shares of Class A common stock outstanding, each of which was entitled to one vote, and 3,555,020 shares of Class B common stock outstanding, each of which was entitled to ten votes at the Annual Meeting. The Company’s shareholders voted on the following four proposals at the Annual Meeting, casting their votes as described below. All vote totals include both Class A and Class B shares.
Proposal 1 — Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors (the “Board”).

Nominee	Votes For	Votes Withheld	Broker Non-votes
John B. Elstrott	98,559,195	221,651	10,508,628
Thomas M. Kitchen	93,553,748	5,227,098	10,508,628
Alden J. McDonald, Jr.	98,096,880	683,966	10,508,628
Ronald H. Patron	96,722,734	2,058,112	10,508,628
Ashton J. Ryan, Jr.	97,930,563	850,283	10,508,628
John K. Saer, Jr.	98,517,945	262,901	10,508,628
Frank B. Stewart, Jr.	72,386,566	26,394,280	10,508,628
Proposal 2 — Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
97,607,815	467,500	705,531	10,508,627
Proposal 3 — Advisory Say-on-Pay Frequency Vote. Proposal 3 was an advisory vote on how frequently the Company should hold an advisory vote on executive compensation.

1 year	2 years	3 years	Abstentions	Broker Non-votes
93,753,299	436,718	3,780,890	809,939	10,508,627
Of the total votes cast, 95.7% voted for a say-on-pay vote every year, 0.4% voted for a say-on-pay vote every two years and 3.9% voted for a say-on-pay vote every three years. Based on these results and consistent with the Board’s previous recommendation, the Board has determined that the Company will hold an advisory say-on-pay shareholder vote every year.
Proposal 4 — Ratification of Retention of Auditors. Proposal 4 was a proposal to ratify the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2011. This proposal was approved.

Votes For	Votes Against	Abstentions
108,187,936	1,054,845	46,692

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
April 8, 2011	/s/ Angela M. Lacour
Angela M. Lacour
Vice President Corporate Controller Chief Accounting Officer